Exhibit 99.1
Navitas Confirms Continued Supply of Leading-Edge Gallium Nitride Power ICs
TORRANCE, CA – July 5th, 2023, Navitas Semiconductor, the only pure-play, next-generation power semiconductor company has confirmed continued supply of leading-edge gallium nitride (GaN) power ICs.
On July 3rd, 2023, China’s Ministry of Commerce announced it would put in place certain restrictions on the exporting of gallium and germanium, among other materials, starting in August. Navitas’ wafer technology is ‘GaN-on-Si’. The wafer subcontract manufacturer has verified that their production remains unaffected by the export restrictions, given multiple sources of gallium world-wide.
As a result, Navitas does not expect customer deliveries to be impacted or its business to be adversely affected by the export restrictions.
Significant sources of gallium are available worldwide, as it is a natural by-product in the production of other metals such as aluminum. Navitas does not use germanium in any product.
To learn more about gallium nitride and GaN power ICs, visit navitassemi.com.
About Navitas
Navitas Semiconductor is the only pure-play, next-generation power-semiconductor company, founded in 2014. GaNFast™ power ICs integrate gallium nitride (GaN) power and drive, with control, sensing, and protection to enable faster charging, higher power density, and greater energy savings. Complementary GeneSiC™ power devices are optimized high-power, high-voltage, and high-reliability silicon carbide (SiC) solutions. Focus markets include EV, solar, energy storage, home appliance / industrial, data center, mobile and consumer. Over 185 Navitas patents are issued or pending. Over 75 million GaN and 10 million SiC units have been shipped, and with the industry’s first and only 20-year GaNFast warranty. Navitas was the world’s first semiconductor company to be CarbonNeutral®-certified.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Statements regarding Navitas’ expectations about the effects of export control restrictions recently announced by China’s Ministry of Commerce and General Administration of Customs are forward-looking statements. These statements are based on various assumptions and current expectations of our management, and are subject to a number of risks and uncertainties beyond the control of Navitas management, including the possibility of further regulatory developments, or other developments affecting trading relationships between China, the U.S. and other countries where we do business. These and other risk factors are discussed in the Risk Factors section beginning on p. 15 of our annual report on Form 10-K for the year ended December 31, 2022, which we filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2023 and as thereafter amended, and in other documents we file with the SEC, including our quarterly reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this press release.
Navitas Semiconductor, GaNFast, GeneSiC and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.
Contact:
Stephen Oliver, VP Corporate Marketing & Investor Relations
ir@navitassemi.com